Exhibit (h)(28)

May 23, 2016

State Street Bank and Trust Company

Attn: Gunjan Kedia

2000 Crown Colony Dr.

Quincy, MA 02169

Ladies and Gentlemen:

This is to advise you that Artisan Partners Funds, Inc. (“Artisan Partners Funds”) has liquidated Artisan Small Cap Value Fund (the “Fund”). The Fund has an Investor Share class and an Institutional Share class. In accordance with the Transfer Agency and Service Agreement dated May 1, 2001, as amended October 1, 2003, August 3, 2006, October 31, 2008, and June 19, 2014 (the “Agreement”), between Artisan Partners Funds and State Street Bank and Trust Company, Artisan Partners Funds hereby requests that you consent to the removal of the Fund from Schedule A of the Agreement and this letter serves as your and our waiver of any provisions contained in the Agreement with respect to the removal of the Fund. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Partners Funds for which State Street Bank and Trust Company will continue to act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance by executing both copies of this Letter Agreement, returning one copy to us and retaining one copy for your records.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Gregory K. Ramirez
Gregory K. Ramirez
Chief Financial Officer, Vice President, and Treasurer

Agreed to this 31st day of May 2016

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Jane Kirkland
	Name:	Jane Kirkland
	Title:	Senior Vice President

Exhibit (h)(28)

SCHEDULE A

Dated: May 23, 2016

Artisan Developing World Fund – Investor Shares

Artisan Developing World Fund – Institutional Shares

Artisan Developing World Fund – Advisor Shares

Artisan Emerging Markets Fund – Investor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Equity Fund – Investor Shares

Artisan Global Equity Fund – Institutional Shares

Artisan Global Opportunities Fund – Investor Shares

Artisan Global Opportunities Fund – Institutional Shares

Artisan Global Opportunities Fund – Advisor Shares

Artisan Global Small Cap Fund – Investor Shares

Artisan Global Value Fund – Investor Shares

Artisan Global Value Fund – Institutional Shares

Artisan Global Value Fund – Advisor Shares

Artisan High Income Fund – Investor Shares

Artisan High Income Fund – Advisor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan International Fund – Advisor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Small Cap Fund – Institutional Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan International Value Fund – Advisor Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Fund – Advisor Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan Mid Cap Value Fund – Institutional Shares

Artisan Mid Cap Value Fund – Advisor Shares

Artisan Small Cap Fund – Investor Shares

Artisan Small Cap Fund – Institutional Shares

Artisan Value Fund – Investor Shares

Artisan Value Fund – Institutional Shares

Artisan Value Fund – Advisor Shares